Exhibit 99


           eCHAPMAN, INC. TERMINATES RELATIONSHIP WITH ARTHUR ANDERSEN

BALTIMORE, March 15 /PRNewswire-FirstCall/ -- eChapman, Inc. (Nasdaq: ECMN) The Board of Directors of eChapman, Inc. has terminated the firm's relationship with Arthur Andersen as its independent auditor.

CONTACT: Investor Relations or Media, Demetris B. Brown of eChapman, +1-800-752-1013